Exhibit 99.1

RADIATION THERAPY SERVICES, INC.

PRESS RELEASE

Contact: Kerrin Gillespie Chief Financial Officer Radiation Therapy Services, Inc. 239-938-0971 Kerry.gillespie@rtsx.com	Investors: Amy Glynn / Nick Laudico The Ruth Group 646-536-7023 / 7030 aglynn@theruthgroup.com nlaudico@theruthgroup.com

Radiation Therapy Services, Inc.

Announces Commencement of Exchange Offer

FORT MYERS, FL, December 13, 2010 — Radiation Therapy Services, Inc. (the “Company”) today announced that it has commenced an exchange offer (the “Exchange Offer”) on December 10, 2010 for any and all of its $310.0 million aggregate principal amount of outstanding 9 7/8% Senior Subordinated Notes due 2017 (the “Old Notes”) for up to $310.0 million  aggregate principal amount of 9 7/8% Senior Subordinated Notes due 2017 which have been registered under the Securities Act of 1933, as amended (the “Exchange Notes” and, together with the Old Notes, the “Notes”) pursuant to a registration statement on Form S-4 declared effective by the Securities and Exchange Commission (the “SEC”) on December 10, 2010.  The terms of the Exchange Notes will be substantially identical to those of the outstanding Old Notes except the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes do not apply to the Exchange Notes.

The Exchange Offer will be conducted pursuant to the terms and subject to the conditions stated in the prospectus relating to the Exchange Offer, which can be viewed by visiting the SEC’s website at the web address below.

The Exchange Offer will expire at 5:00 p.m., New York City time, on January 12, 2011, unless extended.

Before you invest, you should read the prospectus, the registration statement on Form S-4 and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents at no cost by visiting the SEC’s website at www.sec.gov.

The Company has engaged Wells Fargo Bank, National Association as the Exchange Agent for the Exchange Offer.  Persons with questions regarding the Exchange Offer should contact Wells Fargo Bank, National Association at (800) 344-5128. Requests for documents relating to the Exchange Offer should be directed to Wells Fargo Bank, National Association, at (800) 344-5128.

This press release is for information purposes only and is not an offer to purchase or a solicitation of an offer to purchase with respect to any of the Notes.  The Exchange Offer is being made pursuant to the Exchange Offer documents that the Company is distributing to holders of the Old Notes.  The Exchange Offer is not being made to holders of the Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.  None of the Company and the Exchange Agent or their respective affiliates is making any recommendation as to whether or not holders should exchange all or any portion of their Old Notes in the Exchange Offer.

About Radiation Therapy Services, Inc.

Radiation Therapy Services, Inc., which operates radiation treatment centers primarily under the name 21st Century Oncology, is a provider of advanced radiation therapy services to cancer patients. The Company’s 99 treatment centers are clustered into 28 local markets in 16 states, including Alabama, Arizona, California, Delaware, Florida, Kentucky, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Rhode Island, South Carolina and West Virginia. The Company is headquartered in Fort Myers, Florida.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, completion of the Exchange Offer and other factors that may be described from time to time in our filings with the SEC. For any of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended. You are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date stated, or if not date is stated, as of the date of this press release.  The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

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